KALAMALKA PROPERTY AGREEMENT

ADDENDUM

dated for reference the 29th day of March 2007.

BETWEEN: **Bearclaw Capital Corp., (hereafter "Bearclaw")** a corporation incorporated under the laws of British Columbia and having a place of business at #1900 – 1040 W. Georgia Street, Vancouver, BC V6# 4H3

AND: **Peak Resources Inc.. , (hereafter "Peak")** a corporation incorporated under the laws of Nevada and having a business office at 2103 Tyrone Place, Penticton, BC, V2A 8Z2

(the "Company")

WHEREAS Bearclaw and Peak entered into a property acquisition agreement dated September 18th, 2006 and within the property acquisition agreement there was set out an exploration expenditures schedule required of Peak, specifically to expend $5,000 on exploration related to the Kalamalka Property by December 31, 2006 **AND** Bearclaw and Peak agree that the timing for the execution of this requirement was not viable due to scheduling issues, both Peak and Bearclaw agree to the following:

- The requirement to expend the $5,000 in exploration budget shall be extended to April 30, 2007.

IN WITNESS WHEREOF the parties have executed this Amendment to the original Agreement as of the date first above written.

By the Company:

Authorized Signatory:

Name: Larry Olson

Peak Resources Inc.

Date: March 29, 2007

Authorized Signatory

Name: William R. Gilmour

Bearclaw Capital Corp.

Date: March 29, 2007